Exhibit 10.8

OPTION AGREEMENT
This Option Agreement (the “Agreement”) is entered into between Arbutus Biopharma Corporation (the “Company”) and [INSERT name] (the “Optionee”), pursuant to the Arbutus 2016 Omnibus Share and Incentive Plan (the “Plan”) and is being granted in respect of the Optionee being an employee, officer or director of the Company, and confirms that:

1.
On [INSERT Date] (the “Grant Date”), the Optionee is granted the option (the “Option”) to purchase [number] Common Shares (the “Option Shares”) of the Company at a per share price of US$[INSERT dollar price] (the “Option Price”);

2.
the Option shall vest as follows: one third to vest on [INSERT Date]; one third to vest on [INSERT Date] and one third to vest on [INSERT Date], while the Optionee remains an Eligible Person, and will be exercisable in whole up to [INSERT Date] (the “Expiry Date”) or such earlier date as may be required or stipulated in accordance with the Plan or the terms of this Agreement; the Option, once vested, shall remain vested until the expiration, termination or surrender of the Option;

3.
this Option shall be considered a [U.S. Incentive Stock Option] [Non-Qualified Stock Option]. Subject to the terms of the Plan and this Agreement (including without limitation any such terms regarding the termination of this Option), if this Option is intended to be a U.S. Incentive Stock Option but does not meet the requirements for constituting an “incentive stock option” within the meaning of U.S. Code Section 422(b), this Option shall be a Non-Qualified Stock Option;

4.
if within twelve (12) months following a Change in Control, Optionee’s status as a service provider is terminated without Cause by the Company or an Affiliate (or a successor company of the Company or such Affiliate), excluding, for such purposes, a transfer of employment or service by the service provider between or among the Company and one or more Affiliates, then all shares underlying this Option shall become fully vested and exercisable as of the moment immediately prior to such termination;

5.
the Option may be exercised only by notice signed by the Optionee or, in certain circumstances permitted by the Plan, the legal representative of the Optionee, and accompanied by full payment for the Option Shares being purchased;

6.
the Optionee (i) meets the criteria set out in Section 4 of the Plan as of the Grant Date; (ii) has not been induced to enter into this Agreement by the expectation of employment or continued employment with the Company or an Affiliate; (iii) is aware that the grant of the Option and the issuance by the Company of Option Shares thereunder are exempt from the obligation under applicable securities laws to file a prospectus or other registration document qualifying the distribution, other than the Form S-8 registration statement; (iv) will, upon each exercise or settlement of an Option and if requested by the Company, confirm these representations; and (v) will, upon each exercise or settlement of an Option, comply with all applicable securities laws, rules and regulations, including restrictions on transfer;

7.
the Company will have no obligation to issue any Option Shares until the Company is satisfied that the issuance of such Option Shares to the Optionee will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject;

8.
the Option is subject to the terms and conditions set out in the Plan, and if there is any conflict between the terms of this Agreement and the Plan, the terms of the Plan will govern, despite any term of this Agreement; and

9.	nothing herein or otherwise shall be construed so as to confer on the Optionee any rights as a shareholder of the Company with respect to any Common Shares reserved for the purpose of the Option.
All capitalized terms not defined herein shall have their respective meanings as set out in the Plan.
This Agreement is governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.
By signing this Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and accepts the Option in accordance with the terms of the Plan and this Agreement.

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IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the Grant Date.

SIGNED, SEALED and DELIVERED by [INSERT Optionee Name] in the presence of: Witness’s signature Witness’s Address Witness’s Occupation	) ) ) ) ) ) ) ) ) )	(Optionee’s signature) (Optionee’s address)

Authorized Signatory of the Company

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